Exhibit 10.1

EDISON INTERNATIONAL
2007 Performance Incentive Plan
Grant Certificate for Nonqualified Stock Options

The terms defined in the Edison International 2007 Performance Incentive Plan (as amended from time to time, the “Plan”) of Edison International, a California corporation (“EIX”) shall have the same defined meanings in this Grant Certificate (this “Grant Certificate”) and the Long-Term Incentives Terms and Conditions attached hereto as Exhibit A (the “Terms” and, together with the Grant Certificate, this “Agreement”). In the event of a conflict between the provisions of the Plan and this Agreement and/or any descriptive materials provided to you, the provisions of the Plan shall prevail, and, in the event of a conflict between this Agreement and any descriptive materials provided to you, this Agreement shall prevail. EIX hereby grants to you (the “Holder”) the following award of nonqualified stock options subject to the terms and conditions set forth in this Agreement and the Plan:

Name of the Holder:	[_____]
Grant Date:	[_____]
Stock Options:
Nonqualified stock options to purchase [_____] shares of Common Stock (“Stock Options”) at an exercise price of $[_____] per share (the “Exercise Price”).
Subject to Sections 7 and 8 of the Terms, the Stock Options shall vest as follows: [_____].
The Stock Options shall expire on [_____] (the “Expiration Date”).

Service Requirement:
Subject to Sections 7 and 8 of the Terms, the vesting of this award shall be subject to the Holder’s continuous employment with EIX or its affiliates (each, a “Company” and collectively, the “Companies”) through the applicable vesting dates.

HOLDER MAY REJECT THIS AWARD BY NOTIFYING EIX NO LATER THAN THE FIFTH BUSINESS DAY FOLLOWING RECEIPT OF THIS AGREEMENT. FAILURE TO REJECT THIS AWARD WITHIN SUCH PERIOD SHALL BE DEEMED ACCEPTANCE OF THIS AWARD AND THE TERMS AND CONDITIONS OF THE AWARD AGREEMENT, EFFECTIVE AS OF THE GRANT DATE.

EDISON INTERNATIONAL
2007 Performance Incentive Plan
Grant Certificate for Restricted Stock Units

The terms defined in the Edison International 2007 Performance Incentive Plan (as amended from time to time, the “Plan”) of Edison International, a California corporation (“EIX”) shall have the same defined meanings in this Grant Certificate (this “Grant Certificate”) and the Long-Term Incentives Terms and Conditions attached hereto as Exhibit A (the “Terms” and, together with the Grant Certificate, this “Agreement”). In the event of a conflict between the provisions of the Plan and this Agreement and/or any descriptive materials provided to you, the provisions of the Plan shall prevail, and, in the event of a conflict between this Agreement and any descriptive materials provided to you, this Agreement shall prevail. EIX hereby grants to you (the “Holder”) the following award of restricted stock units subject to the terms and conditions set forth in this Agreement and the Plan:

Name of the Holder:	[_____]
Grant Date:	[_____]
Restricted Stock Units:	Subject to Sections 7 and 8 of the Terms, a grant of [_____] restricted stock units (“Restricted Stock Units”) that will vest and become payable on [_____].
Service Requirement:
Subject to Sections 7 and 8 of the Terms, the vesting of this award shall be subject to the Holder’s continuous employment with EIX or its affiliates (each, a “Company” and collectively, the “Companies”) through the applicable vesting date.

HOLDER MAY REJECT THIS AWARD BY NOTIFYING EIX NO LATER THAN THE FIFTH BUSINESS DAY FOLLOWING RECEIPT OF THIS AGREEMENT. FAILURE TO REJECT THIS AWARD WITHIN SUCH PERIOD SHALL BE DEEMED ACCEPTANCE OF THIS AWARD AND THE TERMS AND CONDITIONS OF THE AWARD AGREEMENT, EFFECTIVE AS OF THE GRANT DATE.

EDISON INTERNATIONAL
2007 Performance Incentive Plan
Grant Certificate for Performance Shares

The terms defined in the Edison International 2007 Performance Incentive Plan (as amended from time to time, the “Plan”) of Edison International, a California corporation (“EIX”) shall have the same defined meanings in this Grant Certificate (this “Grant Certificate”) and the Long-Term Incentives Terms and Conditions attached hereto as Exhibit A (the “Terms” and, together with the Grant Certificate, this “Agreement”). In the event of a conflict between the provisions of the Plan and this Agreement and/or any descriptive materials provided to you, the provisions of the Plan shall prevail, and, in the event of a conflict between this Agreement and any descriptive materials provided to you, this Agreement shall prevail. EIX hereby grants to you (the “Holder”) the following award of performance shares subject to the terms and conditions set forth in this Agreement and the Plan:

Name of the Holder:	[_____]
Grant Date:	[_____]
Performance Shares:
The following grant of restricted stock units subject to performance-based vesting conditions:
•A target grant of [_____] restricted stock units that may be eligible to vest based upon the achievement of total shareholder return by EIX as described in Annex 1 (the “TSR Performance Shares”); and
•A target grant of [_____] restricted stock units that may be eligible to vest based upon the achievement of earnings per share by EIX as described in Annex 1 (the “EPS Performance Shares” and together with the TSR Performance Shares, the “Performance Shares”).
Subject to Sections 7 and 8 of the Terms, the Performance Shares shall be eligible to vest on the applicable date set forth in Annex 1 based on the achievement of the applicable performance measures set forth in Annex 1 (the “Performance Goals”) during the applicable performance period described in Annex 1 (the “Performance Period”).
The actual number of TSR Performance Shares and EPS Performance Shares that may vest based on the achievement of the performance measures set forth in Annex 1 may range from [___]% to [___]% of the target numbers set forth above.

Service Requirement:
Subject to Sections 7 and 8 of the Terms, the vesting of this award shall be subject to the Holder’s continuous employment with EIX or its affiliates (each, a “Company” and collectively, the “Companies”) through the applicable vesting dates.

HOLDER MAY REJECT THIS AWARD BY NOTIFYING EIX NO LATER THAN THE FIFTH BUSINESS DAY FOLLOWING RECEIPT OF THIS AGREEMENT. FAILURE TO REJECT THIS AWARD WITHIN SUCH PERIOD SHALL BE DEEMED ACCEPTANCE OF THIS AWARD AND THE TERMS AND CONDITIONS OF THE AWARD AGREEMENT, EFFECTIVE AS OF THE GRANT DATE.

Annex 1
Performance Measures for TSR Performance Shares and EPS Performance Shares
The terms set forth in this Annex 1 shall only apply to the Performance Shares granted on the Grant Date. Unless otherwise defined herein, the terms defined in the Plan, Grant Certificate and the Terms shall have the same defined meanings in this Annex 1. In the event of a conflict, the provisions of the Plan shall prevail.
1.TSR Performance Shares.

[To include performance goals specific to TSR Performance Measures.]
2.EPS Performance Shares.

[To include performance goals specific to EPS Performance Measures.]

Exhibit A

EDISON INTERNATIONAL
2007 Performance Incentive Plan
Long-Term Incentives Terms and Conditions

1.GRANT OF AWARDS
This Agreement evidences the grant by EIX on the Grant Date to the Holder of the long-term incentive awards set forth on the Grant Certificate under the Plan (the “Awards”). The Holder hereby acknowledges that a copy of the Plan has been made available to the Holder, and the Plan is incorporated herein by reference and made a part of this Agreement. The Administrator of the Awards shall be the Compensation and Executive Personnel Committee of the EIX Board of Directors (the “Committee”).
2.STOCK OPTIONS
2.1Exercise Price. The Exercise Price of the Stock Options stated in the Grant Certificate is the closing price (in regular trading) of one share of Common Stock on the New York Stock Exchange on the Grant Date.
2.2Cumulative Exercisability; Term of Option. The vested portions of the Stock Options will accumulate to the extent not exercised, and be exercisable by the Holder in any subsequent period but not later than the Expiration Date or, if earlier, the termination of the Stock Options pursuant to Section 7 or Section 8.
2.3Method of Exercise. The Holder may exercise a Stock Option by providing written notice to EIX on the form prescribed by the Committee for this purpose, or completion of such other Stock Option exercise procedures as EIX may prescribe, accompanied by full payment of the aggregate Exercise Price for the Stock Options being exercised. At the discretion of the Holder, such aggregate Exercise Price may be paid as follows: (i) using cash or its equivalent acceptable to EIX; (ii) using shares of Common Stock owned by the Holder with the number of shares used to pay such aggregate Exercise Price determined by dividing the aggregate Exercise Price for the Stock Options being exercised by the Fair Market Value of one share of Common Stock on the date of exercise; or (iii) using shares of Common Stock that would have otherwise been delivered to the Holder upon such exercise with the number of shares used to pay such aggregate Exercise Price determined by dividing the aggregate Exercise Price for the Stock Options being exercised by either the Fair Market Value or applicable sales price (as determined by the Administrator) of one share of Common Stock on the date of exercise (including, without limitation and as determined by the Administrator, through “withhold to cover” or a broker-assisted “sell-to-cover”), in each case, subject to such procedures and Company policies as may be determined by the Administrator from time to time.
2.4Automatic Exercise. Unless otherwise determined by the Committee prior to the Expiration Date, all of the Stock Options that are vested and unexercised as of the end of the normal trading day on the Exchange on the Expiration Date shall automatically be exercised by EIX on behalf of the Holder on the Expiration Date, provided that such Stock Options shall only be automatically exercised if (i) the Exercise Price is lower than the Fair Market Value of one share of Common Stock on the Expiration Date; (ii) the Holder has been continuously employed by the Companies through the Expiration Date; and (iii) the exercise by EIX complies with all applicable legal requirements. The aggregate Exercise Price for automatically exercised Stock Options shall be satisfied using shares of Common Stock that would have otherwise been delivered to the Holder upon such exercise with the number of such shares determined by dividing the aggregate Exercise Price for the Stock Options being automatically exercised by the Fair Market Value or applicable sales price (as determined by the Administrator) of one share of Common Stock on the date of exercise (including, without limitation and as determined by the Administrator, through “withhold to cover” or a broker-assisted “sell-to-cover”), in each case, subject to such procedures and Company policies as may be determined by the Administrator from time to time.
3.PERFORMANCE SHARES
3.1Performance Shares. The TSR Performance Shares and the EPS Performance Shares set forth in the Grant Certificate will be referred to herein as the “Performance Shares”. Each Performance Share represents the right to receive one share of Common Stock upon the vesting of such Performance Share, as determined in accordance with the terms of this Agreement and the Plan, and subject to the satisfaction of the applicable Performance Goals. The actual number of TSR Performance Shares and EPS Performance Shares that may vest based on the achievement of the applicable Performance Goals shall be determined by the Committee (or a subcommittee thereof). The TSR Performance Shares and EPS Performance Shares will be increased by any additional Performance Shares created by reinvestment of dividend equivalents as provided in Section 3.2.
3.2Dividend Equivalent Reinvestment. For each dividend declared on one share of Common Stock for which the ex-dividend date falls on or after the Grant Date and before all of the Performance Shares either have been settled or have terminated pursuant to this Agreement, the Holder will be credited with an additional number of target Performance Shares equal to (i) the per-share cash dividend paid by EIX with respect to the related ex-dividend date multiplied by the target number of Performance Shares (including any additional target Performance Shares previously credited under this Section 3.2) divided by (ii) the Fair Market Value of one share of Common Stock on the related ex-dividend date. Any target Performance Shares added pursuant to this Section 3.2 will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original target Performance Shares to which they relate. No target Performance Shares will be added with respect to any target Performance Shares which, as of the related ex-dividend date, have either become payable or terminated under this Agreement.
3.3Settlement of Performance Shares. Whole Performance Shares that are earned, plus Performance Shares created by reinvestment of dividend equivalents, will be paid on a one-for-one basis in shares of Common Stock. Any fractional Performance Shares that are earned will be paid in cash based on the Fair Market Value of one share of Common Stock on the trading day immediately prior to the date that the Committee (or a subcommittee thereof) determines the number of Performance Shares that are earned. The shares of Common Stock and cash payable for the earned Performance Shares will be delivered as soon as practicable following such determination by the Committee (or a subcommittee thereof), and in all events no later than March 15 immediately following the last day of the Performance Period.
4.RESTRICTED STOCK UNITS
4.1Restricted Stock Units. Each Restricted Stock Unit represents the right to receive one share of Common Stock upon the vesting of such Restricted Stock Unit, as determined in accordance with the terms of this Agreement and the Plan. The Restricted Stock Units will be increased by any additional Restricted Stock Units created by reinvestment of dividend equivalents as provided in Section 4.2.
4.2Dividend Equivalent Reinvestment. For each dividend declared on one share of Common Stock for which the ex-dividend date falls on or after the Grant Date and before all of the Restricted Stock Units either have been settled or have terminated pursuant to this Agreement, the Holder will be credited with an additional number of Restricted Stock Units equal to (i) the per-share cash dividend paid by EIX with respect to the related ex-dividend date multiplied by the total number of Restricted Stock Units (including any Restricted Stock Units previously credited under this Section 4.2) divided by (ii) the Fair Market Value of one share of Common Stock on the related ex-dividend date. Any Restricted Stock Units added pursuant to this Section 4.2 will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate. No Restricted Stock Units will be added with respect to any Restricted Stock Units which, as of the related ex-dividend date, have either been settled or terminated pursuant to this Agreement.
4.3Settlement of Restricted Stock Units. The Restricted Stock Units shall be settled to the extent vested as soon as practicable following the applicable vesting date (as set forth in the Grant Certificate or in Sections 7 and 8 of the Terms) and in all events within 90 days after such applicable vesting date. Whole Restricted Stock Units that have vested will be paid on a one-for-one basis in shares of Common Stock. Any fractional Restricted Stock Units that vest will be paid in cash based on the Fair Market Value of one share of Common Stock on the last trading day immediately prior to the vesting date set forth on the Grant Certificate or, as to any fractional Restricted Stock Units that have vested pursuant to Section 7.3, 7.4, 7.5, or 8 (including any payment delayed pursuant to Section 13.5(B)), the Fair Market Value of one share of Common Stock for the trading day immediately preceding the day of payment.
5.NO PAYMENT DEFERRAL
No portion of the Awards, including any shares of Common Stock or cash payable upon the exercise or settlement of such Awards, may be deferred under the EIX 2008 Executive Deferred Compensation Plan or any other deferred compensation plan.
6.TRANSFER AND BENEFICIARY
6.1Limitations on Transfers. Except as provided below, the Awards will not be transferable and shall not be subject in any manner to sale, anticipation, alienation, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution. During the lifetime of the Holder, the Stock Options will be exercisable only by the Holder. The Holder may use the method prescribed by the Company to designate a beneficiary who, upon the death of the Holder, will be entitled to exercise the then vested portion of the Stock Options during the remaining term subject to the provisions of the Plan and this Agreement.
6.2Exceptions. Notwithstanding the foregoing, a Holder who is a Qualifying Officer may transfer the Awards to a spouse, children or grandchildren, or trusts or other vehicles established exclusively for their benefit. Any such transfer request must specifically be authorized by EIX in writing and shall be subject to any conditions, restrictions or requirements as the Committee may determine. Restricted Stock Units may not, however, be transferred to the extent the transfer would result in any tax, penalty or interest under Section 409A of the Code. The term “Qualifying Officer” refers to the most senior officer of EIX, the most senior officer of SCE, the General Counsel of EIX, and the Chief Financial Officer of EIX.
7.TERMINATION OF EMPLOYMENT
7.1General; Definitions.
(A)General. Unless otherwise provided in Sections 7.2, 7.3, 7.4, 7.5 or 8, the Awards will terminate as follows: (i) the Holder’s unvested Stock Options will terminate for no value as of the Termination Date, (ii) the Holder’s vested Stock Options will terminate for no value 180 days following the Last Day Worked (or, if earlier, on the Expiration Date) to the extent not theretofore exercised, and (iii) the Holder’s unearned Performance Shares and unvested Restricted Stock Units will terminate for no value as of the Termination Date.
(B)Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(1)“Cause” shall have the meaning ascribed to such term in the Severance Plan.
(2)“Grandfathered Holder” means a Holder to whom an award was granted under the Plan (or any predecessor thereto) prior to January 1, 2022.
(3)“Last Day Worked” means the last day the Holder is treated as employed on a Company payroll system, subject to the provisions in Section 7.5; provided, that, in the event the Holder continues providing services to EIX as a Non-Employee Director and Chair of the Board following the Holder’s cessation of employee status, then (A) the Last Day Worked shall instead be the last day on which the Holder is treated as a Non-Employee Director by EIX and (B) all references in this Agreement to “termination of employment” shall refer to the Holder’s termination of service as a Non-Employee Director.
(4)“Proration Fraction” means a fraction with
(5)(A) a numerator equal to the number of whole months (i.e., a month during which the Holder was employed by a Company for the entire month) during the period commencing on January 1 of the calendar year of the Grant Date (in the case of Stock Options and Restricted Stock Units) or the first day of the Performance Period (in the case of Performance Shares) and ending on the Prorated Vesting Date; and
(6)(B) a denominator equal to thirty-six (36).
(7)“Proration Retirement Fraction” means a fraction with (A) a numerator equal to the number of whole months (i.e., a month during which the Holder was employed by a Company for the entire month) during the calendar year of the Grant Date and (B) a denominator equal to twelve (12).
(8)“Prorated Vesting Date” means (x) the one-year anniversary of the Last Day Worked in the case of a Grandfathered Holder and (y) the Last Day Worked in the case of a Holder who is not a Grandfathered Holder.
(9)“Release Requirement” means the applicable conditions for receiving severance benefits under the Severance Plan, including the requirement to execute, deliver and not revoke a release of claims.

(10)“Separation from Service” means the Holder’s “separation from service” with the Company as that term is used for purposes of Section 409A of the Code.
(11)“Severance Plan” means the EIX 2008 Executive Severance Plan (or any similar successor plan).
(12)“Termination Date” means the day after the Last Day Worked.
7.2Retirement.1 If the Last Day Worked is on or after the first day of the month in which the Holder (i) attains age 65 or (ii) attains age 61 with five “years of service,” as that term is defined in the Edison 401(k) Savings Plan (a “Retirement”), then the following vesting and exercise or payment provisions will apply:
(A)Stock Options. The Stock Options will remain outstanding and vest in accordance with the schedule set forth in the Grant Certificate; provided, however, that in the event the Holder’s Retirement occurs within the same calendar year as the Grant Date, the portion of the Stock Options that will remain outstanding and eligible to vest will be prorated by multiplying (x) the total number of shares subject to the Stock Options by (y) the Proration Retirement Fraction. Such prorated Stock Options will vest and become exercisable on the first vesting date set forth in the Grant Certificate up to the maximum number of shares that would have vested and become exercisable on that date had no termination of employment occurred and so on until such prorated Stock Options fully vest. The Stock Options not eligible to vest as a result of such proration shall terminate as of the Holder’s Retirement, and the Holder shall have no further rights with respect to such terminated Stock Options. If the Holder dies after Retirement, the then-outstanding Stock Options will immediately vest and become exercisable as of the date of the Holder’s death. Stock Options that vest pursuant to this Section 7.2(A) will remain exercisable through the Expiration Date and shall terminate for no value on the Expiration Date if not exercised prior to such date.
(B)Performance Shares. The Performance Shares will vest and become payable at the end of the Performance Period based on actual achievement of the applicable Performance Goals to the extent they would have vested and become payable if the Holder’s employment had continued through the last day of the Performance Period; provided, however, that if the Holder’s Retirement occurs within the same calendar year as the Grant Date, the number of each of the TSR Performance Shares and EPS Performance Shares that remain outstanding and eligible to vest (including any additional Performance Shares created by reinvestment of dividend equivalents as provided in Section 3.2) will be prorated by multiplying the number of TSR Performance Shares or EPS Performance Shares, respectively, by the Proration Retirement Fraction. Any unvested Performance Shares (after application of the foregoing vesting provisions) will terminate for no value.
(C)Restricted Stock Units. The Restricted Stock Units will remain outstanding and eligible to vest following the Holder’s Retirement and will vest on the vesting date set forth in the Grant Certificate and be payable on or as soon as practicable following such vesting date (and in all events within 90 days after such date); provided, however, that in the event the Holder’s Retirement occurs within the same calendar year as the Grant Date, the number of Restricted Stock Units that remain outstanding and eligible to vest (including any additional Restricted Stock Units created by reinvestment of dividend equivalents as provided in Section 4.2) will be prorated by multiplying the total number of Restricted Stock Units by the Proration Retirement Fraction. Any Restricted Stock Units not eligible to vest following the Holder’s Retirement (after application of the foregoing vesting provisions) will terminate for no value. If the Holder dies after Retirement, the then outstanding Restricted Stock Units will vest and be paid as soon as practicable (and in all events within 90 days) following the date of the Holder’s death.
Notwithstanding the foregoing, the vesting and exercise or payment provisions set forth below in Section 7.4 shall apply in the event of the termination of the employment of the Holder by the Companies without Cause if (i) the Holder qualifies for Retirement at the time of the Last Day Worked, or if the Holder is a Grandfathered Holder who would satisfy the requirements for Retirement if an extra year of service and age were applied and (ii) the Holder satisfies the Release Requirement.
7.3Death. In the event of the termination of the employment of the Holder due to such Holder’s death, then the following vesting and exercise or payment provisions will apply:
1 Certain grants may provide for prorated vesting in the event the Holder’s Retirement occurs within the same calendar year as the Grant Date. Alternatively, certain grants may instead provide for full vesting upon such a Retirement subject to continued service through a specific date within the same calendar year as the Grant Date.

(A)Stock Options. Any unvested Stock Options will immediately vest. The Stock Options will be exercisable immediately as of the date of such termination and will remain exercisable through the Expiration Date.
(B)Performance Shares. The Performance Shares will vest and become payable at the end of the Performance Period based on actual achievement of the applicable Performance Goals to the extent they would have vested and become payable if the Holder’s employment had continued through the last day of the Performance Period.
(C)Restricted Stock Units. Any unvested Restricted Stock Units will immediately vest and become payable as soon as practicable (and in all events within 90 days) after the date of the Holder’s death.
7.4Termination without Cause. Except as otherwise provided in Section 8, the vesting and payment provisions of this Section 7.4 shall apply in the event of the termination of the employment of the Holder by the Companies without Cause, subject to the Holder’s satisfaction of the applicable conditions for receiving severance benefits under the Severance Plan, including the Release Requirement. In the event that such conditions and Release Requirement are not satisfied, the Awards shall terminate in accordance with Section 7.1 (or, if applicable, vest and be subject to payment or exercise under Section 7.2), and the Holder shall not be entitled to any vesting or payment under this Section 7.4.
(A)Stock Options. The number of shares subject to unvested Stock Options that will vest and become exercisable shall be determined in accordance with the following formula: (x) the total number of Stock Options granted on the Grant Date multiplied by the Proration Fraction; minus (y) the number of Stock Options that have already vested on or prior to the date of the Last Day Worked (before taking any accelerated vesting contemplated by this subsection into account). The Holder will have one year following the Last Day Worked in which to exercise the vested Stock Options, or until the Expiration Date, whichever occurs earlier. The Holder’s vested Stock Options will terminate for no value at the end of such period to the extent not theretofore exercised. The Stock Options not eligible to vest after giving effect to such proration shall terminate on the Termination Date, and the Holder shall have no further rights with respect to such terminated portion. Notwithstanding the foregoing, if the Holder qualifies for Retirement at the time of the Last Day Worked, or if the Holder is a Grandfathered Holder and would have satisfied the requirements for Retirement if an extra year of service and age were applied, the unvested Stock Options will (i) remain outstanding and eligible to vest (without any proration) in accordance with the schedule set forth in the Grant Certificate and (ii) remain exercisable through the Expiration Date.
(B)Performance Shares. The Performance Shares will vest and become payable at the end of the Performance Period based on actual achievement of the applicable Performance Goals to the extent they would have vested and become payable if the Holder’s employment had continued through the last day of the Performance Period; provided, however, that the number of each of the TSR Performance Shares and EPS Performance Shares that remain outstanding and eligible to vest following termination of the Holder’s employment will be prorated by multiplying the number of TSR Performance Shares or EPS Performance Shares, respectively, (each as increased by any additional Performance Shares created by reinvestment of dividend equivalents as provided in Section 3.2) by the Proration Fraction. Any unvested Performance Shares (after application of the foregoing vesting provisions) will terminate for no value, and the Holder shall have no further rights with respect to such terminated portion. Notwithstanding the foregoing, if the Holder qualifies for Retirement at the time of the Last Day Worked, or if the Holder is a Grandfathered Holder and would have satisfied the requirements for Retirement if an extra year of service and age were applied, the Performance Shares will vest (without proration) and become payable at the end of the Performance Period to the extent they would have vested and become payable if the Holder’s employment had continued through the last day of the Performance Period.
(C)Restricted Stock Units. The Restricted Stock Units shall vest as follows:
(1)If the Holder qualifies for Retirement as of the Last Day Worked, the Restricted Stock Units will remain outstanding and eligible to vest (without any proration) in accordance with the schedule set forth in the Grant Certificate.
(2)If the Holder is a Grandfathered Holder who does not qualify for Retirement as of the Last Day Worked but would have satisfied the requirements for Retirement if an extra year of service and age had been applied, then the Restricted Stock Units will vest (without any proration) as of the date of the Holder’s Separation from Service.

(3)If the Holder is not eligible for the vesting described in the immediately preceding subsections 7.4(C)(1) or 7.4(C)(2) as of the Last Day Worked, then the number of Restricted Stock Units that vest as of the date of the Holder’s Separation from Service will be prorated by multiplying the total number of Restricted Stock Units (including any additional Restricted Stock Units created by reinvestment of dividend equivalents as provided in Section 4.2) by the Proration Fraction. Any unvested Restricted Stock Units (after application of the foregoing vesting provision) will terminate for no value as of the date of the Holder’s Separation from Service, and the Holder shall have no further rights with respect to such terminated portion.
The Restricted Stock Units that vest in accordance with this Section 7.4(C) shall be paid as soon as practicable (and in all events within 90 days) following the applicable vesting date; provided, that if the period for payment of the Restricted Stock Units that vest pursuant to the preceding subsection (2) or (3) spans two calendar years, and if the period for satisfying the Release Requirement spans those two calendar years, then the payment of the applicable Restricted Stock Units will be made within the prescribed period of time but in the second of those two calendar years.
7.5Effect of Change of Employer. For purposes of this Agreement, a termination of employment will be deemed to occur on the date the Holder’s employing company is no longer a member of the EIX controlled group of corporations as defined in Section 1563(a) of the Code, regardless of whether the Holder’s employment continues with that entity or a successor entity outside of the EIX controlled group, unless otherwise determined by the Committee in a manner that complies with Section 409A of the Code. A termination of employment will not be deemed to occur for purposes of this Agreement if the Holder’s employment by EIX or a member of its controlled group of corporations terminates but immediately thereafter the Holder is employed by another member of EIX’s controlled group of corporations (without interruption or break in service).
8.CHANGE IN CONTROL; EARLY TERMINATION OF THE AWARDS
Notwithstanding any other provision of this Agreement, the provisions of this Section 8 will apply in the event of a Change in Control of EIX.
8.1Exchanged Awards. The accelerated vesting provisions set forth below in Sections 8.2, 8.3 and 8.4 shall apply only in the event the Awards are not substituted, replaced, assumed, exchanged or otherwise continued in connection with a Change in Control of EIX (any such substituted, exchanged, assumed or continued award, the “Exchanged Award”); provided, that the grant, as well as the terms and conditions of, an Exchanged Award shall be compliant with all applicable laws, including but not limited to Section 409A of the Code; provided, further, that any Exchanged Award granted for the Restricted Stock Units shall be settled at the first applicable time otherwise provided in this Agreement.
8.2Stock Option Acceleration. In the event the Stock Options are to terminate in connection with a Change in Control of EIX, the then-outstanding and unvested Stock Options will become fully vested. The Committee may provide that the terminated Stock Options shall be settled by a cash payment to the Holder based upon the consideration payable to the shareholders of Common Stock in connection with such Change in Control of EIX with such cash payment to be made as soon as practicable after the Change in Control of EIX. In the event the Committee does not provide for a cash settlement of the Stock Options, the Holder will be given reasonable advance notice of the impending termination of the Stock Options and a reasonable opportunity to exercise the Stock Options in accordance with the terms of this Agreement before such termination (except that in no event will more than 10 days’ notice of the accelerated vesting and impending termination be required).
8.3Performance Shares Acceleration. In the event the Performance Shares are to terminate in connection with a Change in Control of EIX, then the Performance Period will be shortened so that the Performance Period will be deemed to have ended on the last day prior to such Change in Control of EIX, and the Performance Shares that will vest and become payable will be determined based on the achievement of the applicable Performance Goals, as prorated and adjusted by the Committee based on such shortened Performance Period. Any Performance Shares that vest after giving effect to the preceding sentence shall be settled by a cash payment to the Holder as soon as practicable (and in all events within 74 days) after the date of the Change in Control of EIX, and any such Performance Shares that do not become vested and payable shall terminate for no value as of the date of the Change in Control of EIX.
8.4Restricted Stock Units Accelerations. The Committee may not exercise any discretion to change the payment date(s) of the Restricted Stock Units except as otherwise expressly provided in this Section 8.4 or as otherwise compliant with Section 409A of the Code. The Restricted Stock Units may only be terminated in connection with a Change in Control of EIX to the extent the termination satisfies the requirements of

Treasury Regulation Section 1.409A-3(j)(4)(ix) (Plan Terminations and Liquidations). In the event the Restricted Stock Units are to terminate in connection with such an event, the then-outstanding and unvested Restricted Stock Units will become fully vested in connection with the Change in Control of EIX.
8.5Severance Plan Benefits. If the Holder experiences a Qualifying Termination Event as defined in the Severance Plan (or a similar employment termination under a successor plan) in connection with a Change in Control as defined in the Severance Plan, then the Awards shall be treated as follows:
(A)The Stock Options or corresponding Exchanged Awards, if applicable, will immediately vest in connection with the Holder’s Qualifying Termination Event. The Holder will be able to exercise such Stock Options or corresponding Exchanged Awards until the earlier of (x) two years following the date of the Last Day Worked (if the Holder is a Senior Vice President or an officer of higher rank of EIX or SCE or eligible to be treated as such an officer under the Severance Plan) or three years following the date of the Last Day Worked (if the Holder is the most senior officer of EIX, the most senior officer of SCE, the General Counsel of EIX, or the Chief Financial Officer of EIX), (y) the Expiration Date or (C) the date of termination as provided in Section 8.2 above.
(B)The Performance Shares or corresponding Exchanged Awards, if applicable, will vest and become payable at the end of the Performance Period to the extent they would have vested and become payable if the Holder’s employment had continued through the last day of the Performance Period; provided, that the Performance Shares shall vest and be settled in accordance with Section 8.3 above if the Performance Period is shortened pursuant to Section 8.3 above; and
(C)The Restricted Stock Units or corresponding Exchanged Awards, if applicable, will immediately and fully vest, and will be paid as soon as practicable (and in all events within 90 days) following the date of the Holder’s Separation from Service, if vesting and payment is not otherwise triggered by Section 8.4 above.
9.TAXES AND OTHER WITHHOLDING
The Holder shall pay to the Company, or make provision satisfactory to the Company, for payment of, any federal, state, local and foreign taxes (including, without limitation, any income tax, payroll tax, social insurance, fringe benefits tax or any other tax) that the Company determines are required by law to be withheld in connection with the vesting, payment and/or settlement of Restricted Stock Units and Performance Shares or exercise of Stock Options, as applicable (collectively, the “Tax Obligations”), under one of the methods permitted by the Plan, including through additional withholding on salary or on any other amount otherwise payable in cash to the Holder (or the Holder’s personal representative or beneficiary, as the case may be) whether or not related to the Award. Subject to any applicable legal conditions or restrictions, the Company shall have the right at its option to satisfy any such Tax Obligations by withholding from the shares of Common Stock otherwise issuable to the Holder upon the settlement of Restricted Stock Units and Performance Shares or exercise of Stock Options, as applicable, a number of whole shares of Common Stock. If the Company chooses to satisfy the Tax Obligations by withholding shares, the number of shares withheld will have a Tax Fair Market Value (as defined below) not in excess of the maximum of amount of the Tax Obligations required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); provided, that no fractional shares of Common Stock will be retained to satisfy any portion of the Tax Obligations and the Holder hereby agrees to satisfy any additional amount of Tax Obligations that are not satisfied through the withholding of shares by the Company. Any shares of Common Stock withheld by the Company pursuant to this Section 9 shall be deducted from the underlying shares of Common Stock to be received by such Holder upon the settlement of the Restricted Stock Units and Performance Shares or exercise of Stock Options, as applicable. Any adverse consequences to the Holder arising in connection with the share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Holder.  For purposes of this Section 9, the term “Tax Fair Market Value” means, unless otherwise determined by the Company, (i) with respect to Stock Options, the Fair Market Value on the date(s) of exercise with respect to the Stock Options; (ii) with respect to the Performance Shares, the Fair Market Value on the last trading day immediately prior to the date on which the Committee (or a subcommittee thereof) determines the actual number of Performance Shares that vest and settle based on the achievement of the applicable Performance Goals, and (iii) with respect to the Restricted Stock Units, the Fair Market Value on (x) the last trading day immediately prior to the applicable vesting date of the Restricted Stock Units or (ii) with respect to Tax Obligations that must be satisfied with respect to the Restricted

Stock Units before the Restricted Stock Units become payable, such date as may be determined by the Company in accordance with applicable law.
10.CONTINUED EMPLOYMENT
Nothing in this Agreement or the Plan will confer on the Holder any right to continue in the employ or service of any of the Companies or interfere in any way with the right of any of them to terminate the Holder’s employment or service at any time.
11.RIGHTS AS SHAREHOLDER; COMPLIANCE WITH LAW; TRANSFER RESTRICTIONS
The Holder will have no rights in the shares of Common Stock subject to the Awards until both of the following conditions are met: (i) such Awards are settled or exercised, as applicable, and (ii) the shares of Common Stock subject to such Awards are delivered to, and held of record by, the Holder. EIX may, if it determines it is appropriate, affix any legend to the stock certificates representing shares of Common Stock issued upon settlement or exercise, as applicable, of the Awards and any stock certificates that may subsequently be issued in substitution for the original certificates. EIX may advise the transfer agent to place a stop order against such shares of Common Stock if it determines that such an order is necessary or advisable. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of shares of Common Stock issued upon settlement or exercise, as applicable, of the Awards (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which EIX has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body, as well as any Company policy regarding insider trading, stock ownership or otherwise.
12.AMENDMENT
12.1Amendment of this Agreement and the Awards. EIX reserves the right to amend this Agreement from time to time to the extent that EIX reasonably determines that the amendment is necessary or advisable to comply with applicable laws, rules or regulations or to preserve the intended tax consequences of the Awards. The Awards may not otherwise be amended or terminated (by amendment to or of the Plan or otherwise) in any manner materially adverse to the rights of the Holder without such Holder’s consent.
12.2Amendment of Previously Granted Awards. The “Methods of Exercise” described in Section 2.3 of this Agreement, and the tax withholding provisions described in Section 9 of this Agreement, apply to the stock options granted under the Plan to the Holder prior to the Grant Date that are outstanding as of the Grant Date. In the event of a conflict between such provisions in Section 2.3 and Section 9 of this Agreement and the terms and conditions evidencing such prior grants of stock options, the provisions in Section 2.3 and Section 9 of this Agreement shall prevail.
13.MISCELLANEOUS
13.1Force and Effect. The various provisions herein are severable in their entirety. Any determination of invalidity or unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.
13.2Governing Law; Arbitration. Except as otherwise provided under the Federal Arbitration Act or other applicable federal law, this Agreement will be construed under the laws of the State of California. Any and all disputes, causes of action, claims, and/or controversies, arising out of or related to the Plan, this Agreement and the Awards shall be subject to binding arbitration pursuant to the Mandatory Mutual Arbitration Agreement that became a condition of the Holder’s continued employment by the Companies on or about November 30, 2024 and/or the Mutual Arbitration Agreement that Holder signed as a new hire, as such agreement may be amended from time to time.
13.3Notice. Unless waived by EIX, any notice required under or relating to the Awards must be in writing, with postage prepaid, addressed to: Edison International, Attn: Corporate Secretary, P.O. Box 800, Rosemead, CA 91770.
13.4Award Not Funded. The Holder will have no right or claim to any specific funds, property or assets of the Companies as to any of the Awards.

13.5Section 409A.
(A)With respect to awards subject to Section 409A of the Code, the Plan and this Agreement are intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and this Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and shall be operated accordingly. If any provision of the Plan or this Agreement would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict.
(B)Notwithstanding any provision of this Agreement to the contrary, if the Holder is a “specified employee” as defined in Section 409A of the Code, the Holder shall not be entitled to any payment with respect to any Award subject to Section 409A in connection with the Holder’s Separation from Service until the earlier of (a) the date which is six (6) months after the Holder’s Separation from Service for any reason other than the Holder’s death or (b) the date of the Holder’s death. Any amounts otherwise payable to the Holder following the Holder’s Separation from Service that are not so paid by reason of this Section 13.5(B) shall be paid as soon as practicable (and in all events within ninety (90) days) after the date that is six (6) months after the Holder’s Separation from Service (or, if earlier, the date of the Holder’s death). The provisions of this Section 13.5(B) shall only apply if, and to the extent, required to comply with Section 409A of the Code.
(C)If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Holder's right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Holder's right to such dividend equivalents shall be treated separately from the right to other amounts under the award.
(D)Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or this Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Holder on account of non-compliance with Section 409A of the Code.
13.6Recoupment. Any shares, cash or other property that may be issued, delivered or paid to the Holder in respect of the Awards shall be deemed an unearned advance (notwithstanding any other provision of this Agreement that may refer to or provide that a particular award or compensation is earned or vested) that is subject to recoupment pursuant to this Section 13.6. By continuing to be employed by EIX or its participating affiliates after the Grant Date, the Holder agrees and consents to the enforcement and implementation of the provisions set forth in this Section 13.6 without further consent or action being required of the Holder, and the Holder further agrees that neither EIX nor any participating affiliate (nor any of their respective subsidiaries) shall indemnify the Holder against the loss of any amounts recouped pursuant to this Section 13.6.
13.7Notwithstanding any provision of this Agreement to the contrary, the Awards, as well as any shares of Common Stock, cash or other property that may be issued, delivered or paid in respect of the Awards, as well as any consideration that may be received in respect of a sale or other disposition of any such shares or property, shall be subject to:
(A)Recoupment by EIX or forfeiture by the Holder in the event that (i) the Holder’s employment with the Companies is terminated by the Companies or if such Holder is placed on unpaid leave by the Companies and (ii) the Company determines that such termination or unpaid leave placement arose from such Holder having engaged in Misconduct (as defined below); provided, that this subsection (A) shall only be applicable to the Holder commencing as of the later of (i) Grant Date or (ii) the date on which the Holder is first elected as a vice president of EIX or SCE or as an officer with a more senior title at EIX or SCE; and
(B)Any recoupment, “clawback” or similar provisions of applicable law, as well as the EIX and SCE Incentive Compensation Recoupment Policy for Accounting Restatements, as in effect from time to time (such policy, the “Mandatory Recoupment Policy”), and any other recoupment, “clawback” or similar policies of the Company that may be in effect from time to time; provided, however, that any portion of the shares of Common Stock, cash or other property or consideration in respect of the Awards that is recouped pursuant to the Mandatory Recoupment Policy or as required by applicable law shall not be subject to further recoupment or forfeiture under subsection (A) immediately above or any other recoupment, “clawback” or similar policies of the Company that may be in effect from time to time.
13.8In the circumstances referenced in subsection (A) above, the applicable Recoupment Administrator shall determine the extent (if any) to which the Awards and/or any shares, cash or other property that may have been issued, delivered or paid to the Holder in respect of the Awards, and/or any consideration that may have been received in respect of a sale or other disposition of any such shares or property, shall be forfeited or recouped. To the extent any such shares, cash, other property, and/or consideration is to be recouped, the Holder shall promptly pay to the Company (or, in the case of shares of Common Stock, deliver to EIX) the amount of the required recoupment. For purposes of this Section 13.6, “Misconduct” as to the Holder means (1) the occurrence of any act or omission by the Holder that could reasonably be expected to result in (or has resulted in) such Holder’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or for any indictable offense or crime involving moral turpitude; (2) the Holder’s commission of an act of fraud, embezzlement, misappropriation, or breach of fiduciary duty against any of the Companies or any of their officers, directors, employees, customers, suppliers, insurers or agents; or (3) any violation by the Holder of a provision in the EIX Code of Conduct, as in effect from time to time (or, as to the Holder employed by an affiliate of EIX who is subject to a Code of Conduct maintained by an affiliate of EIX at the applicable time, the Holder’s violation of a provision of such affiliate’s Code of Conduct as then in effect).
13.9For purposes of this Section 13.6, “Recoupment Administrator” means the Committee or other body, individual or individuals, as the case may be, to whom the authority to determine whether to recoup compensation due to misconduct has been delegated by the Committee for purposes of the Awards.